Exhibit 4.12

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of June 6, 2025

by and between

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Initial Note A1-S Holder, Initial Note A1-C1 Holder, Initial Note A1-C2 Holder, Initial Note
B-1 Holder, Initial Note C-1 Holder, Initial Note D-1 Holder and Initial Agent

CITI REAL ESTATE FUNDING INC.
as Initial Note A2-S Holder, Initial Note A2-C1 Holder, Initial Note A2-C2 Holder, Initial Note
B-2 Holder, Initial Note C-2 Holder and Initial Note D-2 Holder

DEUTSCHE BANK AG, NEW YORK BRANCH
as Initial Note A3-S Holder, Initial Note A3-C1 Holder, Initial Note A3-C2 Holder, Initial Note
B-3 Holder, Initial Note C-3 Holder and Initial Note D-3 Holder

GOLDMAN SACHS BANK USA
as Initial Note A4-S Holder, Initial Note A4-C1 Holder, Initial Note A4-C2 Holder, Initial Note
B-4 Holder, Initial C-4 Holder and Initial Note D-4 Holder

and

SOCIETE GENERALE FINANCIAL CORPORATION
as Initial Note A5-S Holder, Initial Note A5-C1 Holder, Initial Note A5-C2 Holder, Initial Note
B-5 Holder, Initial Note C-5 and Initial Note D-5 Holder

Project Genome

TABLE OF CONTENTS

-i-

Section 29.	Certain Matters Affecting the Agent	53
Section 30.	Termination and Resignation of Agent	54
Section 31.	Resizing	54

-ii-

THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of June 6, 2025, by and between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMCB” and, together with its successors and assigns in interest, in its capacity as initial owner of Note A1-S, the “Initial Note A1-S Holder”, and in its capacity as initial owner of Note A1-C1, the “Initial Note A1-C1 Holder”, and in its capacity as initial owner of Note A1-C2, the “Initial Note A1-C2 Holder”, and in its capacity as initial owner of Note B-1, the “Initial Note B-1 Holder”, and in its capacity as initial owner of Note C-1, the “Initial Note C-1 Holder”, and in its capacity as initial owner of Note D-1, the “Initial Note D-1 Holder” and in its capacity as the initial agent, the “Initial Agent”), CITI REAL ESTATE FUNDING INC. (“CREFI,” and together with its successors and assigns in interest, in its capacity as initial owner of Note A2-S, the “Initial Note A2-S Holder”, and in its capacity as initial owner of Note A2-C1, the “Initial Note A2-C1 Holder”, and in its capacity as initial owner of Note A2-C2, the “Initial Note A2-C2 Holder”, and in its capacity as initial owner of Note B-2, the “Initial Note B-2 Holder” and in its capacity as initial owner of Note C-2, the “Initial Note C-2 Holder”, and in its capacity as initial owner of Note D-2, the “Initial Note D-2 Holder”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY,” and together with its successors and assigns in interest, in its capacity as initial owner of Note A3-S, the “Initial Note A3-S Holder”, and in its capacity as initial owner of Note A3-C1, the “Initial Note A3-C1 Holder”, and in its capacity as initial owner of Note A3-C2, the “Initial Note A3-C2 Holder”, and in its capacity as initial owner of Note B-3, the “Initial Note B-3 Holder”, and in its capacity as initial owner of Note C-3, the “Initial Note C-3 Holder” and in its capacity as initial owner of Note D-3, the “Initial Note D-3 Holder”), GOLDMAN SACHS BANK USA (“GS Bank,” and together with its successors and assigns in interest, in its capacity as initial owner of Note A4-S, the “Initial Note A4-S Holder”, and in its capacity as initial owner of Note A4-C1, the “Initial Note A4-C1 Holder”, and in its capacity as initial owner of Note A4-C2, the “Initial Note A4-C2 Holder”, and in its capacity as initial owner of Note B-4, the “Initial Note B-4 Holder”, and in its capacity as initial owner of Note C-4, the “Initial Note C-4 Holder” and in its capacity as initial owner of Note D-4, the “Initial Note D-4 Holder”) and SOCIETE GENERALE FINANCIAL CORPORATION (“SGFC,” and together with its successors and assigns in interest, in its capacity as initial owner of Note A5-S, the “Initial Note A5-S Holder”, and in its capacity as initial owner of Note A5-C1, the “Initial Note A5-C1 Holder”, and in its capacity as initial owner of Note A5-C2, the “Initial Note A5-C2 Holder”, and in its capacity as initial owner of Note B-5, the “Initial Note B-5 Holder”, and in its capacity as initial owner of Note C-5, the “Initial Note C-5 Holder” and in its capacity as initial owner of Note D-5, the “Initial Note D-5 Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), the Initial Note Holders originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrowers described on the Mortgage Loan Schedule (collectively, the “Mortgage Loan Borrower”), which is evidenced by, among other things, thirty (30) Notes (as further described below) in the aggregate original principal amount of $1,325,000,000 made by the Mortgage Loan Borrower in favor of the Initial Note Holders, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described in the Mortgage Loan Agreement (collectively, the “Mortgaged Property”);

WHEREAS, the Mortgage Loan is evidenced by the following promissory notes (as amended, modified or supplemented, the “Notes”), with the designations, Initial Note Holders and Initial Principal Balances set forth below, each dated as of June 5, 2025 and made by the Mortgage Loan Borrower in favor of the applicable Initial Note Holder as set forth in the table:

Note Designation	Initial Note Holder	Initial Principal Balance
Note A1-S	JPMCB	$87,400,000
Note A2-S	CREFI	$87,400,000
Note A3-S	GS Bank	$87,400,000
Note A4-S	DBNY	$87,400,000
Note A5-S	SGFC	$87,400,000
Note A1-C1	JPMCB	$41,000,000
Note A1-C2	JPMCB	$41,000,000
Note A2-C1	CREFI	$41,000,000
Note A2-C2	CREFI	$41,000,000
Note A3-C1	DBNY	$41,000,000
Note A3-C2	DBNY	$41,000,000
Note A4-C1	GS Bank	$41,000,000
Note A4-C2	GS Bank	$41,000,000
Note A5-C1	SGFC	$41,000,000
Note A5-C2	SGFC	$41,000,000
Note B-1	JPMCB	$38,280,000
Note B-2	CREFI	$38,280,000
Note B-3	DBNY	$38,280,000
Note B-4	GS Bank	$38,280,000
Note B-5	SGFC	$38,280,000
Note C-1	JPMCB	$38,460,000
Note C-2	CREFI	$38,460,000
Note C-3	DBNY	$38,460,000
Note C-4	GS Bank	$38,460,000
Note C-5	SGFC	$38,460,000
Note D-1	JPMCB	$18,860,000
Note D-2	CREFI	$18,860,000
Note D-3	DBNY	$18,860,000
Note D-4	GS Bank	$18,860,000
Note D-5	SGFC	$18,860,000

WHEREAS, the Initial Note Holders collectively intend (but are not bound) to sell, transfer and assign, directly or indirectly, their respective right, title and interest in and to the Lead Securitization Notes (as defined herein) to the Depositor (as defined herein) who will in turn transfer such notes to a trustee for a securitization (such securitization, the “Lead Securitization”) involving the issuance of the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE;

WHEREAS, each Initial Note Holder desires to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“A Notes” shall mean Note A1-S, Note A2-S, Note A3-S, Note A4-S, Note A5-S, Note A1-C1, Note A1-C2, Note A2-C1, Note A2-C2, Note A3-C1, Note A3-C2, Note A4-C1, Note A4-C2, Note A5-C1 and Note A5-C2.

“Administrative Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Advance” shall mean any Administrative Advance, P&I Advance or Property Protection Advance.

“Advance Rate” shall mean the “Advance Rate” or such other analogous term used in the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent which office initially shall be the office of the Initial Agent listed on Exhibit B hereto and after the Securitization Date, shall be the offices of the Master Servicer. The Agent Office is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“B Notes” shall mean Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement; provided that in the event that any Non-Lead Note is securitized in a Securitization, the term “Borrower Affiliate” as used in the definitions of “Non-Lead Note Holder” and “Non-Lead Note Holder Representative” shall refer to a “Borrower Affiliate” as defined in the related Non-Lead Securitization Servicing Agreement or such other analogous term used in the related Non-Lead Securitization Servicing Agreement.

“C Notes” shall mean Note C-1, Note C-2, Note C-3, Note C-4 and Note C-5.

“Certificate Administrator” shall mean Computershare Trust Company, National Association or its successor-in-interest, or any successor “certificate administrator” appointed as provided in the Lead Securitization Servicing Agreement.

“Certificates” shall mean any securities issued in connection with the Lead Securitization or a Non-Lead Securitization.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Companion Loan Distribution Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controls” have meanings correlative thereto).

“Controlling Holder” shall mean the Note A1-S Holder, provided that at any time Note A1-S is included in the Lead Securitization, the rights of the “Controlling Holder” herein may be exercised by the Directing Certificateholder or any other party assigned the rights to exercise the rights of the “Controlling Holder” hereunder, as and to the extent provided in the Lead Securitization Servicing Agreement; provided, however, that if the Note A1-S Holder is a Borrower Related Party, it shall not be entitled to exercise the rights of the Controlling Holder.

“CREFI” shall have the meaning assigned to such term in the preamble to this Agreement.

“D Notes” shall mean Note D-1, Note D-2, Note D-3, Note D-4 and Note D-5.

“DBNY” shall have the meaning assigned to such term in the preamble to this Agreement.

“Depositor” shall mean J.P. Morgan Chase Commercial Mortgage Securities Corp., and its successors-in-interest.

“Directing Certificateholder” shall mean the “Directing Certificateholder”, if any, as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fitch” shall mean Fitch Ratings, Inc., and its successors-in-interest.

“GS Bank” shall have the meaning assigned to such term in the preamble to this Agreement.

“Indemnified Party” shall have the meaning assigned to such term in Section 2(d).

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A Holders” shall mean each of the Initial Note A1-S Holder, the Initial Note A2-S Holder, the Initial Note A3-S Holder, the Initial Note A4-S Holder, the Initial Note A5-S Holder, the Initial Note A1-C1 Holder, the Initial Note A1-C2 Holder, the Initial Note A2-C1 Holder, the Initial Note A2-C2 Holder, the Initial Note A3-C1 Holder, the Initial Note A3-C2 Holder, the Initial Note A4-C1 Holder, the Initial Note A4-C2 Holder, the Initial Note A5-C1 Holder and the Initial Note A5-C2 Holder.

“Initial Note A1-S Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A2-S Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A3-S Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A4-S Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A5-S Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A1-C1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A1-C2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A2-C1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A2-C2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A3-C1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A3-C2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A4-C1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A4-C2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A5-C1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A5-C2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B Holders” shall mean each of the Initial Note B-1 Holder, the Initial Note B-2 Holder, the Initial Note B-3 Holder, the Initial Note B-4 Holder and the Initial Note B-5 Holder.

“Initial Note B-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B-5 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note C Holders” shall mean each of the Initial Note C-1 Holder, the Initial Note C-2 Holder, the Initial Note C-3 Holder, the Initial Note C-4 Holder and the Initial Note C-5 Holder.

“Initial Note C-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note C-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note C-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note C-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note C-5 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note D Holders” shall mean each of the Initial Note D-1 Holder, the Initial Note D-2 Holder, the Initial Note D-3 Holder, the Initial Note D-4 Holder and the Initial Note D-5 Holder.

“Initial Note D-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note D-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note D-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note D-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note D-5 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall mean the Initial Note A Holders, the Initial Note B Holders, the Initial Note C Holders and the Initial Note D Holders.

“Initial Principal Balance” shall mean, with respect to any Note or the Mortgage Loan, the principal balance for such Note or Mortgage Loan as set forth on the Mortgage Loan Schedule.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that (a) following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents and (b) for the purposes of this definition, if more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“JPMCB” shall have the meaning assigned to such term in the preamble to this Agreement.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors-in-interest.

“Lead Securitization” shall have the meaning assigned to such term in the recitals of this Agreement.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Notes.

“Lead Securitization Notes” shall mean each of Note A1-S, Note A2-S, Note A3-S, Note A4-S, Note A5-S, each B Note, each C Note and each D Note, for so long as any such Note is included in the Lead Securitization.

“Lead Securitization Servicing Agreement” shall mean the trust and servicing agreement to be entered into in connection with the Lead Securitization and issuance of the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, between the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall have the meaning given to such term in the Lead Securitization Servicing Agreement.

“Master Servicer” shall mean KeyBank National Association or its successor-in-interest, or any successor “servicer” appointed as provided in the Lead Securitization Servicing Agreement.

“Monthly Payment Date” shall mean the “Payment Date” as defined in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors-in-interest.

“Morningstar DBRS” shall mean DBRS, Inc., and its successors-in-interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of June 5, 2025, between the Mortgage Loan Borrower, as borrower, and the Initial Note Holders, as lenders, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Net Interest Rate” shall mean, with respect to each Note, the applicable Interest Rate minus the Servicing Fee Rate.

“New Note” shall have the meaning assigned to such term in Section 31.

“Nonrecoverable Advance” shall mean, (i) with respect to any Advances made by the Servicer or the Trustee under the Lead Securitization Servicing Agreement, “Nonrecoverable Advance” as defined in the Lead Securitization Servicing Agreement, and (ii) with respect to any P&I Advance made by a party to a Non-Lead Securitization Servicing Agreement, “Nonrecoverable Advance” or any analogous term as defined in such Non-Lead Securitization Servicing Agreement.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the “asset representations reviewer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean a “master servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Note” shall mean Note A1-C1, Note A1-C2, Note A2-C1, Note A2-C2, Note A3-C1, Note A3-C2, Note A4-C1, Note A4-C2, Note A5-C1 and Note A5-C2.

“Non-Lead Note Holder” shall mean each Note Holder of a Non-Lead Note.

“Non-Lead Note Holder Representative” shall have the meaning assigned to such term in Section 6(d).

“Non-Lead Securitization” shall mean any Securitization of a Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Notes.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for any Non-Lead Securitization.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean any Non-Lead Master Servicer or Non-Lead Special Servicer, as the context may require.

“Non-Lead Special Servicer” shall mean the “special servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the “trustee” under any Non-Lead Securitization Servicing Agreement.

“Note(s)” shall have the meaning assigned to such term in the recitals.

“Note A1-S” shall mean the promissory note designated as Note A1-S in the table in the second paragraph of the recitals.

“Note A2-S” shall mean the promissory note designated as Note A2-S in the table in the second paragraph of the recitals.

“Note A3-S” shall mean the promissory note designated as Note A3-S in the table in the second paragraph of the recitals.

“Note A4-S” shall mean the promissory note designated as Note A4-S in the table in the second paragraph of the recitals.

“Note A5-S” shall mean the promissory note designated as Note A5-S in the table in the second paragraph of the recitals.

“Note A1-C1” shall mean the promissory note designated as Note A1-C1 in the table in the second paragraph of the recitals.

“Note A1-C2” shall mean the promissory note designated as Note A1-C2 in the table in the second paragraph of the recitals.

“Note A2-C1” shall mean the promissory note designated as Note A2-C1 in the table in the second paragraph of the recitals.

“Note A2-C2” shall mean the promissory note designated as Note A2-C2 in the table in the second paragraph of the recitals.

“Note A3-C1” shall mean the promissory note designated as Note A3-C1 in the table in the second paragraph of the recitals.

“Note A3-C2” shall mean the promissory note designated as Note A3-C2 in the table in the second paragraph of the recitals.

“Note A4-C1” shall mean the promissory note designated as Note A4-C1 in the table in the second paragraph of the recitals.

“Note A4-C2” shall mean the promissory note designated as Note A4-C2 in the table in the second paragraph of the recitals.

“Note A5-C1” shall mean the promissory note designated as Note A5-C1 in the table in the second paragraph of the recitals.

“Note A5-C2” shall mean the promissory note designated as Note A5-C2 in the table in the second paragraph of the recitals.

“Note A Holder” shall mean with regards to any A Note, the related Initial Note Holder or any subsequent holder of such A Note, as applicable.

“Note B-1” shall mean the promissory note designated as Note B-1 in the table in the second paragraph of the recitals.

“Note B-2” shall mean the promissory note designated as Note B-2 in the table in the second paragraph of the recitals.

“Note B-3” shall mean the promissory note designated as Note B-3 in the table in the second paragraph of the recitals.

“Note B-4” shall mean the promissory note designated as Note B-4 in the table in the second paragraph of the recitals.

“Note B-5” shall mean the promissory note designated as Note B-5 in the table in the second paragraph of the recitals.

“Note B Holder” shall mean with regards to any B Note, the related Initial Note Holder or any subsequent holder of such B Note, as applicable.

“Note C-1” shall mean the promissory note designated as Note C-1 in the table in the second paragraph of the recitals.

“Note C-2” shall mean the promissory note designated as Note C-2 in the table in the second paragraph of the recitals.

“Note C-3” shall mean the promissory note designated as Note C-3 in the table in the second paragraph of the recitals.

“Note C-4” shall mean the promissory note designated as Note C-4 in the table in the second paragraph of the recitals.

“Note C-5” shall mean the promissory note designated as Note C-5 in the table in the second paragraph of the recitals.

“Note C Holder” shall mean with regards to any C Note, the related Initial Note Holder or any subsequent holder of such C Note, as applicable.

“Note D-1” shall mean the promissory note designated as Note D-1 in the table in the second paragraph of the recitals.

“Note D-2” shall mean the promissory note designated as Note D-2 in the table in the second paragraph of the recitals.

“Note D-3” shall mean the promissory note designated as Note D-3 in the table in the second paragraph of the recitals.

“Note D-4” shall mean the promissory note designated as Note D-4 in the table in the second paragraph of the recitals.

“Note D-5” shall mean the promissory note designated as Note D-5 in the table in the second paragraph of the recitals.

“Note D Holder” shall mean with regards to any D Note, the related Initial Note Holder or any subsequent holder of such D Note, as applicable.

“Note Holder” shall mean with regards to any Note, the Initial Note Holder or any subsequent holder of such Note, as applicable.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Register” shall have the meaning assigned to such term in Section 15.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Notes or (b) a party to a Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note.

“Penalty Charges” shall mean any amounts collected from the Borrower or with respect to the Mortgage Loan or the Mortgaged Property that represent default charges, penalty charges, late fees and/or default interest, but excluding any yield maintenance charge or prepayment premium.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with total assets of at least $3,000,000,000 and committed capital of at least $1,500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Principal Balance” shall mean, with respect to any Note or the Mortgage Loan, at any time of determination, the Initial Principal Balance for such Note or Mortgage Loan, less any payments of principal thereon received by the related Note Holder or reductions in such amount pursuant to Section 3, Section 4 and Section 5(d).

“Pro Rata and Pari Passu Basis” shall mean (i) with respect to the A Notes and the Note A Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among such A Notes or such Note A Holders, as the case may be, without any priority of any such A Note or any such Note A Holder over another such A Note or Note A Holder, as the case may be, and in any event such that each A Note or Note A Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount, (ii) with respect to the B Notes and the Note B Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among such B Notes or such Note B Holders, as the case may be, without any priority of any such B Note or any such Note B Holder over another such B Note or Note B Holder, as the case may be, and in any event such that each B Note or Note B Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount, (iii) with respect to the C Notes and the Note C Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among such C Notes or such Note C Holders, as the case may be, without any priority of any such C Note or any such Note C Holder over another such C Note or Note C Holder, as the case may be, and in any event such that each C Note or Note C Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount, and (iv) with respect to the D Notes and the Note D Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among such D Notes or such Note D Holders, as the case may be, without any priority of any such D Note or any such Note D Holder over another such D Note or Note D Holder, as the case may be, and in any event such that each D Note or Note D Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount

“Pro Rata Share” shall mean (i) with respect to each A Note and the related Note A Holder, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such A Note and the denominator of which is the sum of the Principal Balances of all of the A Notes, (ii) with respect to each B Note and the related Note B Holder, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such B Note and the denominator of which is the sum of the Principal Balances of all of the B Notes, (iii) with respect to each C Note and the related Note C Holder, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such C Note and the denominator of which is the sum of the Principal Balances of all of the C Notes, and (iv) with respect to each D Note and the related Note D Holder, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such D Note and the denominator of which is the sum of the Principal Balances of all of the D Notes.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders (together with any affiliated transferee in connection with a transfer to a Securitization or for internal bookkeeping or other corporate purposes) and any other U.S. Person that is:

(a)               an entity Controlled (as defined below) by, under common Control with or that Controls any of the Initial Note Holders, or

(b)               the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CLO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CLO or other securitization vehicle are rated initially at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with such CLO or other securitization vehicle, or

(c)               one or more of the following:

(i)                      a real estate investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                   an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with such Securitization Vehicle; (2) the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)               an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $1,500,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders, or

(v)                  an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iv)(B) or (v) of this definition, (x) such entity has at least $1,500,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $3,000,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)               any entity Controlled by any of the entities described in clause (c) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated in either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Morningstar DBRS, Fitch, KBRA, Moody’s and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which any Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitization(s) of such Notes.

“Rating Agency Confirmation” shall mean each of the applicable Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. In the event that no Certificates are outstanding, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the Controlling Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

For the purposes of this Agreement, if any Rating Agency (1) waives, declines or refuses, in writing, to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, or (2) does not reply to such request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation and the related timing, notice and other applicable provisions set forth in the Lead Securitization Servicing Agreement and each Non-Lead Securitization Servicing Agreement, as applicable, have been satisfied, then for such request only, the condition that such confirmation by such Rating Agency (only) be obtained will be deemed not to apply for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Realized Losses” shall mean any reduction in the Principal Balance of the Mortgage Loan that does not result in an accompanying payment of principal to any of the Note Holders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the Principal Balance of the Mortgage Loan in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Servicer pursuant to the terms of the Lead Securitization Servicing Agreement, or (ii) a reduction in any Interest Rate in connection with a bankruptcy or similar proceeding involving the Mortgage Loan Borrower or a modification or amendment of the Mortgage Loan agreed to by the Servicer in accordance with the terms of the Lead Securitization Servicing Agreement, that as a result of the application of Section 4, results in the application of principal to pay interest to one or more Note Holders (each such Realized Loss described in this clause (ii) shall be deemed to have been incurred on the Monthly Payment Date for each affected monthly payment).

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“REMIC” shall have the meaning assigned to such term in Section 5(b).

“REMIC Provisions” shall mean the provisions of the Code relating to REMICs, which appear at sections 860A through 860G of the Code, and related provisions, and regulations,

including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean (i) in the case of Fitch, a rating higher than or equal to “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans as a material reason for such downgrade or withdrawal, (iv) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of Morningstar DBRS, a rating higher than or equal to “MOR CS3” as special servicer.

“Resizing Note Holder” shall have the meaning assigned to such term in Section 31.

“Reverse Sequential Order” shall mean (a) first, to the reduction of the Principal Balance of each of the D Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero, (b) second, to the reduction of the Principal Balance of each of the C Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero, (c) third, to the reduction of the Principal Balance of each of the B Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero, and (d) fourth, to the reduction of the Principal Balance of each of the A Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest.

“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Scheduled Principal Payment” shall mean the scheduled payment of principal due on the Mortgage Loan on a Monthly Payment Date.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or portion thereof is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“Sequential Order” shall mean (a) first, to the reduction of the Principal Balance of each of the A Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero, (b) second, to the reduction of the Principal Balance of each of the B Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero, (c) third, to the reduction of the Principal Balance of each of the C Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero, and (d) fourth, to the reduction of the Principal Balance of each of the D Notes and all interest thereon, on a Pro Rata and Pari Passu Basis, until the Principal Balance of each such Note is reduced to zero.

“Servicer” shall mean (i) the Master Servicer if the Mortgage Loan is not a Specially Serviced Loan and (ii) the Special Servicer if the Mortgage Loan is a Specially Serviced Loan, provided, that with respect to a specific function, right or obligation as to which the Lead Securitization Servicing Agreement designates the Master Servicer or the Special Servicer, the party so designated shall be the “Servicer”.

“Servicing Advance” shall mean “Property Protection Advances” as defined in the Lead Securitization Servicing Agreement.

“Servicing Standard” shall mean “Accepted Servicing Practices” as defined in the Lead Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“SGFC” shall have the meaning assigned to such term in the preamble to this Agreement.

“Special Servicer” shall mean KeyBank National Association, or its successor-in-interest, or any successor “special servicer” appointed as provided in the Lead Securitization Servicing Agreement and this Agreement.

“Special Servicer Termination Event” shall have the meaning given to such term in the Lead Securitization Servicing Agreement.

“Specially Serviced Mortgage Loan” shall mean “Specially Serviced Whole Loan” as defined in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trust Fund Expenses” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Trust Loan” shall mean the portion of the Mortgage Loan evidenced by the Lead Securitization Notes.

“Trustee” shall mean Computershare Trust Company, National Association or its successor-in-interest, or any successor “trustee” appointed as provided in the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2.                Servicing of the Mortgage Loan.

(a)               Each Note Holder acknowledges and agrees that, subject to the terms of this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date pursuant to the Lead Securitization Servicing Agreement. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement by the Depositor as each such party may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of such Note Holder set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder against any other Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer (i) shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard (which shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder, that the D Notes are subordinate to the C Notes, that the C Notes are subordinate to the B Notes and that the B Notes are subordinate to the A Notes), the terms of the Mortgage Loan Documents, this Agreement, the Lead Securitization Servicing Agreement and applicable law, (ii) shall provide information to each Non-Lead Servicer to enable each such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement and (iii) shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)               At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Exchange Act) and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that (1) if (x) the servicer(s) to be appointed under such replacement servicing agreement would not otherwise meet the conditions to be a servicer under the Lead Servicing Agreement that is being replaced or (y) a Non-Lead Securitization Note is in a Securitization and such replacement servicer would not otherwise meet the conditions to be a servicer under the related Non-Lead Securitization Servicing Agreement, then a Rating Agency Confirmation shall have been obtained from each Rating Agency for each Securitization then outstanding with respect to which Certificates thereof are then rated by such Rating Agency and (2) until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement; except that the Servicer shall have no obligation to make any P&I Advances or Administrative Advances on the Lead Securitization Notes.

(c)               The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Servicing Advances and Administrative Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Notes, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall only be entitled to reimbursement for any Advance and interest thereon and Trust Fund Expenses in accordance with the terms of the Lead Securitization Servicing Agreement and this Agreement.

(d)               Each Non-Lead Securitization Note Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of the Mortgage Loan pursuant to the terms of the Lead Securitization Servicing

Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of the Mortgage Loan) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items and to the extent that such Indemnified Items remain unpaid or unreimbursed after funds received from the Borrower for payment of such amounts and any principal and interest collections allocable to the B Notes, C Notes and D Notes has been applied to pay such amounts. Any such amounts paid by the Non-Lead Securitization Note Holders pursuant to this paragraph shall be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Note Holder, prior to any subsequent amounts being paid hereunder in respect of any B Notes, C Notes or D Notes.

(e)               Each Non-Lead Securitization Note Holder agrees to pay its Pro Rata Share of (i) any Servicing Advances or Administrative Advances and any interest accrued and payable on such Advances at the Advance Rate and (ii) any Trust Fund Expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan (including, without, limitation, any costs, fees and expenses related to obtaining any Rating Agency Confirmation and any Indemnified Items) in accordance with the Lead Securitization Servicing Agreement and this Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Borrower for payment of such amounts and any principal and interest collections allocable to the B Notes, C Notes and D Notes has been applied to pay such amounts. Any such amounts paid by the Non-Lead Securitization Note Holders pursuant to this paragraph shall be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Note Holder, prior to any subsequent amounts being paid hereunder in respect of any B Notes, C Notes or D Notes.

(f)                In the event that the Master Servicer or the Special Servicer has determined that expected proceeds of the Mortgage Loan (or foreclosed property) would be insufficient for reimbursement of (i) any Servicing Advances or Administrative Advances and any interest accrued and payable on such Advances at the Advance Rate, (ii) the Indemnified Items and (iii) any other Trust Fund Expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan (including, without, limitation, any costs, fees and expenses related to obtaining any Rating Agency Confirmation), and any collections allocable to the B Notes, C Notes and D Notes has been applied to pay such amounts, each Non-Lead Note Holder shall be required to, promptly following notice from the Master Servicer, pay the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, the related Non-Lead Note Holder’s Pro Rata Share of the insufficiency and if such Non-Lead Note Holder is a Non-Lead Securitization Trust, then such Non-Lead Note Holder shall be required to use general collections on the other mortgage loans in the related Non-Lead Securitization Trust to pay such Pro Rata Share. Any such amounts paid by the Non-Lead Securitization Note Holders pursuant to this paragraph shall be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Note Holder, prior to any subsequent amounts being paid hereunder in respect of any B Notes, C Notes or D Notes.

For the avoidance of doubt, no Non-Lead Holder shall be required to use general collections on the other mortgage loans in the related Non-Lead Securitization Trust to reimburse any P&I Advances or any Nonrecoverable Advances that are P&I Advances on the Lead Securitization Notes or any interest accrued and payable on such P&I Advances and Nonrecoverable Advances that are P&I Advances.

(g)               The Non-Lead Master Servicer may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the related servicing agreement for the related Non-Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. Additionally, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the related Non-Lead Master Servicer or the related Non-Lead Trustee shall be required to notify the other of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then, if and to the extent such information is not already included in the Distribution Date Statement for the month in which such P&I Advance is made, the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the related Non-Lead Master Servicer or the related Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the related Non-Lead Master Servicer, the related Non-Lead Special Servicer or the related Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, of the other Securitization within two (2) Business Days of making such determination.

(h)               Each Non-Lead Securitization Note Holder agrees that, if the related Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                                 any Servicing Advances (and advance interest thereon), Administrative Advances (and advance interest thereon) and any Trust Fund Expenses (including Indemnified Items) relating to servicing and administration of the Mortgage Loan and the

Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Mortgage Loan will be paid in accordance with Sections 2 and 3 of this Agreement and the Lead Securitization Servicing Agreement;

(ii)                              in the event that the Master Servicer or the Special Servicer has determined that proceeds of the Mortgage Loan (or foreclosed property) would be insufficient for reimbursement of the amounts described in clause (i) above and any collections allocable to the B Notes, C Notes or D Notes has been applied to pay such amounts, the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or the Lead Securitization Trust, as applicable, such Non-Lead Securitization Trust’s Pro Rata Share of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement; and

(iii)                           the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(i)                 In the event that any filing is required to be made by the Depositor or any Non-Lead Depositor in order to comply with the Depositor’s or such Non-Lead Depositor’s requirements under the Exchange Act, the related Non-Lead Note Holder (including the related Non-Lead Depositor and related Non-Lead Trustee) or the Lead Securitization Note Holder (including the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee), as applicable, shall use commercially reasonable efforts to timely comply with any such filing, in each case, in accordance with the requirements of the Lead Securitization Servicing Agreement or the related Non-Lead Securitization Servicing Agreement respectively.

(j)                 Each Non-Lead Securitization Note Holder shall give each of the parties to the Lead Securitization Servicing Agreement (that will not also be a party to the related Non-Lead Securitization Servicing Agreement) notice of the Non-Lead Securitization in writing (which may be by e-mail) prior to or promptly following the related Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Note Holder (or a certificate administrator designated to do so in the Non-Lead Securitization Servicing Agreement) shall send a copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement.

(k)               If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer and the Trustee and the Certificate Administrator shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator as the case may be, and are not in the possession of the Non-Lead Asset

Representations Reviewer, Non-Lead Master Servicer, Non-Lead Special Servicer or custodian under the related Non-Lead Securitization Servicing Agreement.

Section 3.                Priority of Payments. Each D Note and the right of the related holders to receive payments of interest, principal and other amounts with respect to each D Note, respectively, shall at all times be junior, subject and subordinate to each C Note and the right of the related holder to receive payments of interest, principal and other amounts with respect to such C Note, in each case as further described below. Each C Note and the right of the related holders to receive payments of interest, principal and other amounts with respect to each C Note, respectively, shall at all times be junior, subject and subordinate to each B Note and the right of the related holder to receive payments of interest, principal and other amounts with respect to such B Note, in each case as further described below. Each B Note and the right of the related holders to receive payments of interest, principal and other amounts with respect to each B Note, respectively, shall at all times be junior, subject and subordinate to each A Note and the right of the related holder to receive payments of interest, principal and other amounts with respect to such A Note, in each case as further described below.

All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions, (2) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent and in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer or the Non-Lead Master Servicer under the Lead Securitization Servicing Agreement, (4) Penalty Charges and all amounts that are then due, payable or reimbursable to any Servicer, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including, without limitation, reimbursement of Servicing Advances and Administrative Advances with respect to the Mortgage Loan and P&I Advances on the Lead Securitization Notes and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any Non-Lead Master Servicer (or Non-Lead Trustee) in respect of any P&I Advances and interest thereon in respect of Non-Lead Securitization Note (pursuant to Non-Lead Securitization Servicing Agreement)) shall be applied and distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Lead Securitization Servicing Agreement):

(i)                                   first, to pay accrued and unpaid interest on the A Notes (on a Pro Rata and Pari Passu Basis) (other than default interest) to each Note A Holder in an amount equal to the accrued and unpaid interest on the applicable Principal Balances at the applicable Net Interest Rate;

(ii)                              second, to each Note A Holder (on a Pro Rata and Pari Passu Basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such Monthly Payment Date, until the respective Principal Balances have been reduced to zero;

(iii)                            third, to each Note A Holder (on a Pro Rata and Pari Passu Basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note A Holder in accordance with the terms of Section 4 or Section 5(d), plus interest thereon at the applicable Net Interest Rate compounded monthly from the date the related Realized Loss was allocated to such Note A Holder, such amount to be allocated to such Note A Holder (on a Pro Rata and Pari Passu Basis) based on the amount of Realized Losses previously allocated to each such Holder;

(iv)                            fourth, to pay accrued and unpaid interest on the B Notes (on a Pro Rata and Pari Passu Basis) (other than default interest) to each Note B Holder in an amount equal to the accrued and unpaid interest on the applicable Principal Balances at the applicable Net Interest Rate;

(v)                               fifth, to each Note B Holder (on a Pro Rata and Pari Passu Basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such Monthly Payment Date, until the respective Principal Balances have been reduced to zero;

(vi)                          sixth, to each Note B Holder (on a Pro Rata and Pari Passu Basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note B Holder in accordance with the terms of Section 4 or Section 5(d), plus interest thereon at the applicable Net Interest Rate compounded monthly from the date the related Realized Loss was allocated to each B Note, such amount to be allocated to such Note B Holder (on a Pro Rata and Pari Passu Basis) based on the amount of Realized Losses previously allocated to each such Holder;

(vii)                       seventh, to pay accrued and unpaid interest on the C Notes (on a Pro Rata and Pari Passu Basis) (other than default interest) to each Note C Holder in an amount equal to the accrued and unpaid interest on the applicable Principal Balances at the applicable Net Interest Rate;

(viii)                    eighth, to each Note C Holder (on a Pro Rata and Pari Passu Basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such Monthly Payment Date, until the respective Principal Balances have been reduced to zero;

(ix)                            ninth, to each Note C Holder (on a Pro Rata and Pari Passu Basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note C Holder in accordance with the terms of Section 4 or Section 5(d), plus interest thereon at the applicable Net Interest Rate compounded monthly from the date the related Realized Loss was allocated to each C Note, such amount to be allocated to such Note C

Holder (on a Pro Rata and Pari Passu Basis) based on the amount of Realized Losses previously allocated to each such Holder;

(x)                                tenth, to pay accrued and unpaid interest on the D Notes (on a Pro Rata and Pari Passu Basis) (other than default interest) to each Note D Holder in an amount equal to the accrued and unpaid interest on the applicable Principal Balances at the applicable Net Interest Rate;

(xi)                            eleventh, to each Note D Holder (on a Pro Rata and Pari Passu Basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such Monthly Payment Date, until the respective Principal Balances have been reduced to zero;

(xii)                          twelfth, to each Note D Holder (on a Pro Rata and Pari Passu Basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note B Holder in accordance with the terms of Section 4 or Section 5(d), plus interest thereon at the applicable Net Interest Rate compounded monthly from the date the related Realized Loss was allocated to each D Note, such amount to be allocated to such Note D Holder (on a Pro Rata and Pari Passu Basis) based on the amount of Realized Losses previously allocated to each such Holder;

(xiii)                       thirteenth, to pay Yield Maintenance Default Premiums then due and payable in respect of first, the A Notes (on a Pro Rata and Pari Passu Basis), second, the B Notes (on a Pro Rata and Pari Passu Basis), third, the C Notes (on a Pro Rata and Pari Passu Basis), and fourth, the D Notes (on a Pro Rata and Pari Passu Basis);

(xiv)                       fourteenth, to pay default interest and late payment charges then due and owing under the Mortgage Loan, all of which will be applied in accordance with the Lead Securitization Servicing Agreement and this Agreement; and

(xv)                          fifteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount shall be paid pro rata to each Note A Holder, Note B Holder, Note C Holder and Note D Holder based on their Principal Balances prior to the application of payments in accordance with the foregoing clauses (i)-(xiv).

Notwithstanding anything to the contrary herein, to the extent required under the REMIC Provisions of the Code, payments or proceeds received with respect to any partial release of the Mortgaged Property (including following a condemnation) from the lien of the applicable Mortgage and Mortgage Loan Documents must be allocated to reduce the Principal Balance of the Mortgage Loan in the manner permitted by such REMIC Provisions if, immediately following such release, the loan-to value ratio of the Mortgage Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Penalty Charges paid in respect of the Mortgage Loan shall be used (i) to the extent set forth in the Lead Securitization Servicing Agreement, (a) to pay the parties to any Securitization for any Advances and any interest accrued thereon, and (b) to pay certain other expenses (including Special Servicing Fees, unpaid Work-out Fees and Liquidation Fees) incurred with respect to the Mortgage Loan and (ii) (a) in the case of the remaining amount of Penalty Charges allocable to any Lead Securitization Note, to pay the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (b) in the case of the remaining amount of Penalty Charges allocable to any Non-Lead Securitization Note, to pay, (x) prior to the securitization of such Note, the related Non-Lead Securitization Note Holder and (y) following the securitization of such Note, the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Principal Balance of the Mortgage Loan is decreased, (ii) any Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve the Sequential Order of payment of the Notes, and all payments to the Note A Holders pursuant to Section 3 shall be made as though such workout did not occur, with the payment terms of each A Note remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such workout shall be borne, first, by the Note D Holders on a Pro Rata and Pari Passu Basis, based on their respective Principal Balances (up to their respective Principal Balances, together with accrued interest thereon at the related Interest Rate and any other amounts due to each Note D Holder, as applicable), second, by the Note C Holders on a Pro Rata and Pari Passu Basis, based on their respective Principal Balances (up to their respective Principal Balances, together with accrued interest thereon at the related Interest Rate and any other amounts due to each Note C Holder, as applicable), third, by the Note B Holders on a Pro Rata and Pari Passu Basis, based on their respective Principal Balances (up to their respective Principal Balances, together with accrued interest thereon at the related Interest Rate and any other amounts due to each Note B Holder, as applicable), and then, by the Note A Holders on a Pro Rata and Pari Passu Basis, based on their respective Principal Balances (up to their respective Principal Balances, together with accrued interest thereon at the related Interest Rate and any other amounts due to each Note A Holder, as applicable).

Section 5.                Administration of the Mortgage Loan.

(a)               Subject to this Agreement (including but not limited to Section 5(b)) and the Lead Securitization Servicing Agreement, and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Securitization Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, each Non-Lead Securitization Note Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Upon the Mortgage Loan becoming a Specially Serviced Mortgage Loan, each Non-Lead Securitization Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) to sell the Non-Lead Securitization Notes together with the Lead Securitization Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell each Non-Lead Securitization Note together with the Lead Securitization Notes in the manner set forth in the Lead Securitization Servicing Agreement.

Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) will not be permitted to sell the Mortgage Loan if the Mortgage Loan becomes a Specially Serviced Mortgage Loan without the written consent of each Non-Lead Securitization Note Holder; provided that no consent of the Non-Lead Securitization Note Holders shall be required if the Special Servicer has delivered to each Non-Lead Securitization Note Holder: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by such Non-Lead Securitization Note Holder that are material to the price of the Mortgage Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors including all leases or other documents that are approved by the Servicer or the Special Servicer in connection with the proposed sale simultaneously with being provided to other offerors until the sale is completed; provided that such Non-Lead Securitization Note Holder may waive any of the delivery or timing requirements described in this sentence. Notwithstanding the above, in no event shall the Special Servicer be required to obtain the consent of any Non-Lead Securitization Note Holder that is a Borrower Affiliate. Subject to the terms of the Lead Securitization Servicing Agreement, each Non-Lead

Securitization Note Holder (or its representative) that is not a Borrower Affiliate shall be permitted to submit an offer at any sale of the Mortgage Loan.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Securitization Notes. Each Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Notes, and the obligations of the Non-Lead Securitization Note Holders to execute and deliver instruments or deliver the Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization is terminated in accordance with its terms.

(b)               If any Note is included as an asset of a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code (a “REMIC”), then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof) or would otherwise violate any REMIC Provisions applicable to a REMIC that holds any Note (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC Provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, if one of the Notes is included in a REMIC, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

(c)               The Mortgage Loan shall be treated as a single loan for purposes of calculating the Appraisal Reduction amount. Appraisal Reduction amounts with respect to the Mortgage Loan shall be allocated to the Notes in Reverse Sequential Order.

(d)               Prior to calculating any amount of interest or principal due to the Note Holders under Section 3 hereof, the Servicer shall reduce, in Reverse Sequential Order, the Principal Balances of the Notes by any Realized Loss with respect to Mortgage Loan.

Section 6.                Rights of and Appointment of Controlling Note Holder Representative and Non-Lead Note Holder Representative.

(a)               The Controlling Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under this Agreement, the Controlling Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Holder, any officer or employee of the Controlling Holder, any affiliate of the Controlling Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Holder. No Servicer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Holder has notified each Servicer, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Holder, the Controlling Note Holder Representative provides each Servicer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Holder shall promptly deliver such information to each Servicer, Trustee and Certificate Administrator.

(b)               Neither the Controlling Note Holder Representative nor the Controlling Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)               The Controlling Holder shall be entitled to exercise the rights and powers granted to the Lead Securitization Note Holder hereunder and the rights and powers granted to the Directing Certificateholder with respect to the Mortgage Loan. In addition, the Controlling Holder shall be entitled to advise (1) the Special Servicer with respect to all Major Decisions related to a Specially Serviced Mortgage Loan and (2) the Special Servicer with respect to all Major Decisions for which the Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior consent of the Special Servicer and (ii) prior to the occurrence and continuance of a Control Event (as defined in the Lead Securitization Servicing Agreement), the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Holder has objected in writing within ten (10) Business Days after receipt of the written analysis and such additional information requested by the Controlling Holder as may be necessary in the reasonable judgment of the Controlling Holder in order to make a judgment with respect to such Major Decision. The Controlling Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Holder may deem advisable.

If the Controlling Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days after delivery to the Controlling Holder by the applicable Servicer of written notice of a proposed Major Decision, together with any information requested by the Controlling Holder as may be necessary in the reasonable judgment of the Controlling Holder in order to make a judgment, then upon the expiration of such ten (10) Business Days such Major Decision shall be deemed to have been approved by the Controlling Holder.

In the event that the Special Servicer or Master Servicer (in the event the Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Holder, prior to the occurrence and continuance of a

Control Event pursuant to the Lead Securitization Agreement (or consultation with the Controlling Holder after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event (as defined in the Lead Securitization Servicing Agreement)), is necessary to protect the interests of the Note Holders (as a collective whole taking into account that the D Notes are junior to the C Notes, the C Notes are junior to the B Notes and the B Notes are junior to the A Notes) and the Special Servicer has made a reasonable effort to contact the Controlling Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Holder’s response.

No objection contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC Provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard or materially expand the scope of responsibilities of any of the Master Servicer or Special Servicer, as applicable.

The Controlling Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Holder, agree to take no action against the Controlling Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(d)               Each Non-Lead Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Non-Lead Note Holder Representative”). Each Non-Lead Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Non-Lead Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, each Non-Lead Note Holder may, at its option, in each case, act through the Non-Lead Note Holder Representative. The Non-Lead Note Holder Representative may be any Person (other than a Borrower Affiliate), including, without limitation, the related Non-Lead Note Holder, any officer or employee of the related Non-Lead Note Holder, any affiliate of the related Non-Lead Note Holder or any other unrelated third party. No such Non-Lead Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than such Non-Lead Note Holder). All actions that are permitted to be taken by each Non-Lead Note Holder under this Agreement may be taken by a Non-Lead Note Holder Representative acting on behalf of such Non-Lead Note Holder.

(e)               No Servicer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Non-Lead Note Holder Representative until the related Non-Lead Note Holder has notified each Servicer, Trustee and Certificate Administrator of such appointment and, if the Non-Lead Note Holder Representative is not the same Person as the related Non-Lead Note Holder, the Non-Lead Note Holder Representative provides each Servicer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The related Non-Lead Note Holder shall promptly deliver such information to each Servicer, Trustee and Certificate Administrator.

(f)                (1) the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall be required to provide to each Non-Lead Note Holder or its related Non-Lead Note Holder Representative (provided that the Lead Securitization Note Holder does not have knowledge that such Non-Lead Note Holder is a Borrower Affiliate) (i) notice, information and reports with respect to any Major Decisions (similar to such notice, information and report it is required to deliver to the Directing Certificateholder pursuant to the Lead Securitization Servicing Agreement) (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the Lead Securitization Servicing Agreement due to the occurrence of a Control Event or a Consultation Termination Event) and (ii) a summary of any Asset Status Report relating to the Mortgage Loan (at the same time as it is required to deliver to the Directing Certificateholder pursuant to the Lead Securitization Servicing Agreement) (for this purpose, without regard to whether such Asset Status Report is actually required to be provided to the Directing Certificateholder under the Lead Securitization Servicing Agreement due to the occurrence of a Control Event or a Consultation Termination Event) and (2) the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall be required to consult with each Non-Lead Note Holder (or its related Non-Lead Note Holder Representative) on a strictly non-binding basis with respect to any such Major Decision or the implementation of any recommended actions in such summary of the Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by the related Non-Lead Note Holder (or its related Non-Lead Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Lead Note Holder (or its related Non-Lead Note Holder Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Non-Lead Note Holder, the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Lead Note Holder (or its related Non-Lead Note Holder Representative), whether or not such Non-Lead Note Holder (or its related Non-Lead Note Holder Representative) has responded within such ten (10) Business Day period unless the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of any Non-Lead Note Holder (or its related Non-Lead Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Special Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Special Servicer) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Lead Note Holder (or its related Non-Lead Note Holder Representative).

(g)               In addition to the consultation rights of a Non-Lead Note Holder (or its related Non-Lead Note Holder Representative) provided in the immediately preceding paragraph, each Non-Lead Note Holder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed; provided that each Non-Lead Note Holder, at the request of the Master Servicer or the Special Servicer, as applicable, shall execute a confidentiality agreement in form and substance satisfactory to it, the Master Servicer or the Special Servicer, as applicable, and the Lead Securitization Note Holder.

(h)               Notwithstanding anything to the contrary stated herein, a Non-Lead Note Holder shall not be entitled to exercise the powers described in Sections 6(f), 6(g) or 7 if it is a Borrower Affiliate.

Section 7.                Appointment of Special Servicer. Subject to the terms of the Lead Securitization Servicing Agreement, the Controlling Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer with the Required Special Servicer Rating. Any designation by the Controlling Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holder, the Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement and delivering a Rating Agency Confirmation from each Rating Agency for each Securitization then outstanding with respect to which Certificates thereof are then rated by such Rating Agency, provided, however, that a Rating Agency Confirmation shall not be required from any Rating Agency rating a Securitization if such replacement Special Servicer has the Required Special Servicer Rating from such Rating Agency and a Rating Agency Confirmation is not otherwise required pursuant to the terms of the related Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable. The Controlling Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid.

If a Special Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Lead Note Holder, such Non-Lead Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Holder and the Non-Lead Note Holders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at any Non-Lead Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Lead Note Holder. The applicable Non-Lead Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account or Companion Loan Distribution Account.

Section 8.                Payment Procedure.

(a)               The Lead Securitization Note Holder (or the Master Servicer acting on its behalf), in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments and collections on the Mortgage Loan to the Collection Account and the portion of such payments and collections that are distributable to the Non-Lead Securitization Note Holders shall be deposited into the Companion Loan Distribution Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall (i) deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower and (ii) remit from the applicable account (A) prior to the Securitization Date, within two (2) Business Days of receipt of properly identified funds (unless otherwise specified pursuant to an interim servicing agreement) and (B) on or after the Securitization Date, (1) with respect to the Lead Securitization Notes, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Notes and (2) with respect to each Non-Lead Securitization Note, (x) prior to the Non-Lead Securitization, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Notes and (y) on or after the Non-Lead Securitization, the earlier of the remittance date under the Lead Securitization Servicing Agreement and the Business Day immediately succeeding the “determination date” set forth in the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Notes (provided that such “determination date” is no earlier than the Determination Date under the Lead Securitization Servicing Agreement), all payments received and allocable pursuant to this Agreement and the

Lead Securitization Servicing Agreement with respect to the Non-Lead Securitization Notes (net of amounts payable or reimbursable from such account) by wire transfer to accounts maintained by the applicable Note Holder.

(b)               If the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, a Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to such Non-Lead Securitization Note Holders and such Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)               If, for any reason, the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) makes any payment to a Non-Lead Securitization Note Holder before the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s (or the Master Servicer acting on its behalf)request, promptly return that payment to the Lead Securitization Note Holder (or the Master Servicer acting on its behalf).

(d)               Each Note Holder agrees that if at any time it receives from any source any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder(s), subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from a Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. Subject to the terms of the Lead Securitization Servicing Agreement governing limitation on the liabilities of the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee on its behalf) to comply with,

and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee on its behalf) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee on its behalf) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above. However, the Servicer must act in accordance with the Servicing Standard.

Section 10.            Bankruptcy. Subject to Section 5(b), each Note Holder hereby agrees that only the Lead Securitization Note Holder (or any Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not any of the Non-Lead Securitization Note Holders, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that the other Note Holders or their Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower, and receive payments on such other loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes.

(a)               Each Note Holder agrees that it shall not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after any Transfer, the non-transferring Note Holders shall be provided with (x) a representation from the transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (x) prior to a Securitization, the consent of each non-transferring Note Holder, in which case such new Note Holder shall be deemed to be a Qualified Institutional Lender pursuant to this Agreement, or (2) after a Securitization of such non-transferring Note Holder’s Note, Rating Agency Confirmation from each of the applicable Rating Agencies for such Securitization Trust (after which, such new Note Holder shall be deemed to be a Qualified Institutional Lender pursuant to this Agreement). Notwithstanding the foregoing, without the non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Borrower Affiliate and any such Transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it shall pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note whether or not the related transferee is a Qualified Institutional Lender. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all of the Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Specially Serviced Mortgage Loan, to a single member limited liability company or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)               Any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Borrower Affiliate) which has extended a credit facility to such Note Holder or has entered into a repurchase agreement with such Note Holder that, in each case, is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency or to an entity with respect to which Rating Agency Confirmation has been obtained pursuant to this Section 14 (each a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any Person which Controls such Note Holder that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder and Rating Agency Confirmation shall not be required, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to any other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), such other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to any other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Note Holders and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases the other Note Holders and each Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. A Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof that is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                                 The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                              The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                           Such Note Holder pledges (or sells, transfers or assigns as part of a repurchase facility) its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                          The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                             Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of the other Note Holders. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such Person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note occurring hereafter (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust or the Transfer is to a transferee in connection with a transfer to a Securitization Trust and the related pooling and servicing agreement or trust and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and the other Note Holders against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation from each Rating Agency then rating any Certificates issued in a Securitization. However, no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct an error or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement or (iii) entered into pursuant to Section 31 of this Agreement or (iv) if and to the extent that it would be deemed given or not required pursuant to the definition of Rating Agency Confirmation in the Lead Securitization Servicing Agreement and/or any Non-Lead Securitization Servicing Agreement, as applicable.

Section 19.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Non-Lead Master Servicer, Non-Lead Special Servicer, Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder. For the avoidance of doubt, the representations in Section 19 shall not be binding upon any Securitization Trust.

Section 20.            Counterparts and Electronic Execution. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.            Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower is required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder). The Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(a)               Each Non-Lead Securitization Note Holder agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Non-Lead Securitization Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Non-Lead Securitization Note Holder. It is expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(b)               Each Non-Lead Securitization Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Lead Securitization Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Non-Lead Securitization Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to a Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than each Non-Lead Securitization Note) (a) prior to the Lead Securitization will be held by the Initial Agent and (b) after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

Section 26.            Cooperation in Securitization.

(a)               Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall use reasonable efforts, at the Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, none of the Non-Lead Securitization Note Holders shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, a Non-Lead Securitization Note Holder or (ii) materially increase a Non-Lead Securitization Note Holders’ obligations or materially decrease any Non-Lead Securitization Note

Holders’ rights, remedies or protections. In connection with the Lead Securitization, each Non-Lead Securitization Note Holder agrees to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning such Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate. Such Non-Lead Securitization Note Holder agrees that it shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Note Holder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to a Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note in any Securitization document. Each Non-Lead Securitization Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Lead Securitization Note Holder. The Lead Securitization Note Holder will reasonably cooperate with each Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with each Non-Lead Securitization Note Holders’ preparation of disclosure materials in connection with a Securitization.

(b)               Upon request, the Lead Securitization Note Holder shall deliver to a Non-Lead Securitization Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

(c)               The Lead Securitization Note Holder acknowledges and agrees that it shall cause the Lead Securitization Servicing Agreement to provide that (and, to the extent such provisions are not included in the Lead Securitization Servicing Agreement they shall be deemed incorporated therein and made a part thereof):

(i)                                 the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(ii)                              if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Notes or Servicing Advance with respect to the Mortgage Loan, if made, or any such outstanding P&I Advance or Servicing Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(iii)                           the Master Servicer shall remit all payments received with respect to any Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, to the related Non-Lead Securitization Note Holder by the earlier of (x) the Remittance Date and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case, as long as the date on which remittance is required under this clause (iii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(iv)                          in connection with the expedited remittances contemplated by the preceding clause (iii) and the expedited reporting contemplated by the following clause (v), (A) the Special Servicer shall (x) expedite its delivery of reports to the Master Servicer with respect to the Mortgage Loan or the Mortgaged Property (including the delivery of information contemplated by CREFC® reports that the Special Servicer is required to deliver to the Master Servicer) so that the reports (including CREFC® reports) provided by the Master Servicer to the Non-Lead Securitization Note Holder may include all information contemplated to be included therein for the applicable reporting period, and (y) expedite withdrawals from accounts maintained by it and remittances to the Master Servicer in respect of the Mortgage Loan or the Mortgaged Property so that the Master Servicer’s remittances to the Non-Lead Securitization Note Holder contemplated by the preceding clause (iii) may include all amounts for the applicable collection period; and (B) each party responsible under the Lead Securitization Servicing Agreement for delivering any Additional Form 10-D Disclosure (or analogous information) to an Other Exchange Act Reporting Party or a Non-Lead Depositor in respect of a Non-Lead Securitization shall deliver such Additional Form 10-D Disclosure (or analogous information) no later than the 5th calendar day following the applicable distribution date for such Non-Lead Securitization;

(v)                             with respect to any Non-Lead Securitization Note that is held by a Securitization, the Master Servicer agrees to deliver or cause to be delivered or to make available to the related Non-Lead Master Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, such Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the Remittance Date and (y) the Business Day following the related Non-Lead Securitization Determination Date, in each case, as long as the date on which delivery is required under this clause (v) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(vi)                          the Master Servicer and the Special Servicer, as applicable, shall provide (in electronic media) to each Non-Lead Securitization Note Holder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to the Directing Certificateholder in connection with any request for consent made to, or consultation with, such party at the time provided to such other party;

(vii)                       the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Note Holders (including the respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(viii)                    each Non-Lead Securitization Note Holder shall be entitled to the same indemnity as the Lead Securitization Note Holder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and any other party acting as custodian for the Lead Securitization shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Non-Lead Depositor, its respective directors and officers and controlling persons, and each Certifying Person from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by any such indemnified party arising out of (A) the indemnifying party’s failure to deliver the items in clause (ix) below in a timely manner, (B) the indemnifying party’s failure to perform its obligations to the indemnified parties under Article 13, entitled “EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE” (or any article substantially similar thereto). of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (C) the failure of any Servicing Function Participant or Additional Servicer retained by the indemnifying party to perform its obligations to the indemnified parties under such Article 13, entitled “EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE” (or any article substantially similar thereto), of the Lead Securitization Servicing Agreement by the time required and/or (D) delivery of any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, the indemnifying party;

(ix)                            with respect to any Non-Lead Securitization Trust that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) each of the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator and any other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the related Non-Lead Securitization Servicing Agreement, in the case of clauses (i) and (ii), as the related Non-Lead Depositor or the related Other Exchange Act

Reporting Party reasonably believes, in good faith, are required in order for the related Non-Lead Depositor or the related Other Exchange Act Reporting Party to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the Commission or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (i) the Depositor or the applicable Note Holders that transferred Notes to the Lead Securitization shall, upon reasonable prior written request, provide or cause to be provided to the related Non-Lead Depositor (and to counsel to the related Non-Lead Depositor) a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (ii) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of any Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization offering circular (updated as appropriate (including, without limitation, to satisfy the requirements of Regulation AB) by the Master Servicer or Special Servicer, as applicable, at the cost of such holder of such Non-Lead Securitization Note), for inclusion in the disclosure materials or a Form 8-K relating to any securitization of the related Non-Lead Securitization Note, and (iii) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization or are otherwise customarily provided in connection with the issuance of publicly offered commercial mortgage-backed securities (in each case, at the cost of such holder of such Non-Lead Securitization Note), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to any Non-Lead Depositor and the related Other Exchange Act Reporting Party no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to such Non-Lead Depositor and the related Other Exchange Act Reporting Party. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(x)                               each of the Master Servicer, the Special Servicer, the Custodian and the Trustee shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate), with each Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Lead Depositor under Article 13, entitled “EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE” (or any article substantially similar thereto), of the Lead Securitization Servicing Agreement or as is otherwise necessary and appropriate to satisfy all required Exchange Act reporting and Regulation AB compliance with respect to the related Non-Lead Securitization Trust and in connection with any Deficient Exchange Act Deliverable. All respective reasonable out-of-pocket costs and expenses incurred by any Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by such Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs such Non-Lead Depositor must bear pursuant to Article 13, entitled “EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE” (or any article substantially similar thereto), of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable reporting party under the Lead Securitization Servicing Agreement upon receipt of an itemized invoice from such Non-Lead Depositor;

(xi)                            any late collections received by the Master Servicer from the Borrower that are allocable to a Non-Lead Securitization Note or reimbursable to a Non-Lead Master Servicer or a Non-Lead Trustee shall be remitted by the Master Servicer to such Non-Lead Master Servicer within one (1) Business Day of receipt and identification thereof; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to such Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds;

(xii)                         each Non-Lead Securitization Note Holder is an intended third-party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement and the related Non-Lead Master Servicer shall be entitled to enforce the rights of such Non-Lead Securitization Note Holder under this Agreement and the Lead Securitization Servicing Agreement;

(xiii)                      each Non-Lead Master Servicer and each Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xiv)                     if the Mortgage Loan becomes subject to an Event of Default and the Special Servicer determines to sell the Lead Securitization Notes in accordance with the Lead Securitization Servicing Agreement, it shall have the right and the obligation to sell all of the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Lead Master Servicer who shall provide notice to the related Non-Lead Securitization Note Holder of the planned sale and of such Non-Lead Securitization Note Holder’s opportunity to submit an offer on the Mortgage Loan;

(xv)                        the Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely affects any Non-Lead Securitization Note Holder without the consent of such Non-Lead Securitization Note Holder;

(xvi)                     to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with any Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xvii)                  Servicer Termination Events with respect to the Master Servicer and Special Servicer Termination Events with respect to the Special Servicer shall include: (A) solely with respect to the Master Servicer, the failure to timely remit payments to any Non-Lead Securitization Note Holder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (B) solely with respect to the Special Servicer, the failure to deposit into any Foreclosed Property Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (C) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of Certificates issued in connection with any Non-Lead Securitization by the Rating Agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such Rating Agencies within sixty (60) days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be), and publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (D) the failure to provide to any Non-Lead Securitization Note Holder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting a Non-Lead Securitization Note Holder and if the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of such Non-Lead Securitization Note Holder, require the appointment of a subservicer with respect to the related Non-Lead Securitization Note. Upon the occurrence of a Special Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Securitization Note Holder and if the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of such Non-Lead Securitization Note Holder, terminate the Special Servicer with respect to the Mortgage Loan;

(xviii)               upon any resignation, termination and/or replacement of the Master Servicer or the Special Servicer, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to each Non-Lead Trustee, each Non-Lead Master Servicer, each Non-Lead Depositor, and counsel to each Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from any such Non-Lead Depositor;

(xix)                       if a Non-Lead Securitization Note becomes the subject of an “asset review” (or such analogous term) pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such “asset review” by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) such Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller;

(xx)                          the rates at which Special Servicing Fees, Liquidation Fees and Workout Fees accrue or are determined shall not exceed 0.15% per annum, 0.25% and 0.25%, respectively, subject to any minimum compensation provided for in the Lead Securitization Servicing Agreement; and

(xxi)                       any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

Section 27.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.            Certain Matters Affecting the Agent.

(a)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               None of the Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)               The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)               The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.            Termination and Resignation of Agent. (a) The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Note Holder. If the Agent is terminated pursuant to this Section 30, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b)               The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. JPMCB, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of JPMCB without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement.

Section 31.            Resizing. Notwithstanding any other provision of this Agreement, for so long as a Note Holder or an affiliate of a Note Holder (the “Resizing Note Holder”) is the owner of a Non-Lead Securitization Note (the “Owned Note”) and such Owned Note is not included in a Securitization, such Resizing Note Holder shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding Principal Balance of the Owned Note provided that (i) the aggregate Principal Balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned

Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all A Notes pay pro rata and on a pari passu basis (to the extent described in the Mortgage Loan Agreement) and such reallocated or component notes shall be automatically subject to the terms of this Agreement, (iv) the Resizing Note Holder holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing (which may be by e-mail) of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate the Servicing Standard. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holders of the other Notes. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied), (1) the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement (or to amend and restate any Mortgage Loan Document or this Agreement) on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal or severing of a Note (provided that such “component” notes shall each have their same rights as the respective original Note) and (2) if more than one New Note is created hereunder, for purposes of exercising the rights of a Non-Lead Note Holder hereunder, the definition of the term “Securitization” and all of the related defined terms may be amended (and new terms added, as necessary) to reflect the New Notes. For the avoidance of doubt, the parties agree and acknowledge that a modification or amendment to this Agreement shall not be required in connection with the exercise of any rights under this Section 31.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

Initial Note A1-S Holder, Initial Note A1-C1
Holder, Initial Note A1-C1 Holder, Initial
Note B-1 Holder, Initial Note C-1 Holder,
Initial Note D-1 Holder and Initial Agent

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, a national banking
association

By:	/s/ Randy Goldstein
Name: Randy Goldstein
Title: Vice President

BX 2025-LIFE – Co-Lender Agreement

Initial Note A2-S Holder, Initial Note A2-C1
Holder, Initial Note A2-C2 Holder, Initial
Note B-2 Holder, Initial Note C-2 Holder
and Initial Note D-2 Holder

CITI REAL ESTATE FUNDING INC., a
New York corporation

By:	/s/ Richard Simpson
Name: Richard Simpson
Title: Authorized Signatory

BX 2025-LIFE – Co-Lender Agreement

Initial Note A3-S Holder, Initial Note A3-C1
Holder, Initial Note A3-C2 Holder Initial
Note B-3 Holder, Initial Note C-3 Holder
and Initial Note D-3 Holder

DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director

By:	/s/ Daniel Penn
Name: Daniel Penn
Title: Managing Director

BX 2025-LIFE – Co-Lender Agreement

Initial Note A4-S Holder, Initial Note A4-C1
Holder, Initial Note A4-C2 Holder, Initial
Note B-4 Holder, Initial Note C-4 Holder
and Initial Note D-4 Holder

GOLDMAN SACHS BANK USA, a New
York State chartered bank

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Signatory

BX 2025-LIFE – Co-Lender Agreement

Initial Note A5-S Holder, Initial Note A5-C1
Holder, Initial Note A5-C2 Holder, Initial
Note B-5 Holder, Initial Note C-5 Holder
and Initial Note D-5 Holder

SOCIETE GENERALE FINANCIAL
CORPORATION, a Delaware corporation

By:	/s/ Justin Cappuccino
Name: Justin Cappuccino
Title: Director

BX 2025-LIFE – Co-Lender Agreement

 EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:

BRE-BMR Pilgrim & Sidney LLC

BRE-BMR 40 Landsdowne LLC

BRE-BMR 35 Landsdowne LLC

BRE-BMR 64 Sidney LLC

BRE-BMR 38 Sidney LLC

BRE-BMR 26 Landsdowne LLC

BRE-BMR 88 Sidney LLC

BRE-BMR 65 & 80 Landsdowne LLC

Date of Mortgage Loan:	June 5, 2025
Date of Notes:	June 5, 2025
Original Principal Amount of Mortgage Loan:	$1,325,000,000
Principal Amount of Mortgage Loan as of the date hereof:	$1,325,000,000
Initial Note A1-S Principal Balance:	$87,400,000
Initial Note A2-S Principal Balance:	$87,400,000
Initial Note A3-S Principal Balance:	$87,400,000
Initial Note A4-S Principal Balance:	$87,400,000
Initial Note A5-S Principal Balance:	$87,400,000
Initial Note A1-C1 Principal Balance:	$41,000,000
Initial Note A1-C2 Principal Balance:	$41,000,000
Initial Note A2-C1 Principal Balance:	$41,000,000
Initial Note A2-C2 Principal Balance:	$41,000,000
Initial Note A3-C1 Principal Balance:	$41,000,000
Initial Note A3-C2 Principal Balance:	$41,000,000
Initial Note A4-C1 Principal Balance:	$41,000,000
Initial Note A4-C2 Principal Balance:	$41,000,000
Initial Note A5-C1 Principal Balance:	$41,000,000
Initial Note A5-C2 Principal Balance:	$41,000,000
Initial Note B-1 Principal Balance:	$38,280,000
Initial Note B-2 Principal Balance:	$38,280,000
Initial Note B-3 Principal Balance:	$38,280,000
Initial Note B-4 Principal Balance:	$38,280,000
Initial Note B-5 Principal Balance:	$38,280,000
Initial Note C-1 Principal Balance:	$38,460,000
Initial Note C-2 Principal Balance:	$38,460,000
Initial Note C-3 Principal Balance:	$38,460,000
Initial Note C-4 Principal Balance:	$38,460,000
Initial Note C-5 Principal Balance:	$38,460,000
Initial Note D-1 Principal Balance:	$18,860,000
Initial Note D-2 Principal Balance:	$18,860,000
Initial Note D-3 Principal Balance:	$18,860,000
Initial Note D-4 Principal Balance:	$18,860,000
Initial Note D-5 Principal Balance:	$18,860,000
Location of Mortgaged Property:	Cambridge, Massachusetts
Scheduled Maturity Date:	June 9, 2035

A-1

EXHIBIT B

1.	Initial Note A1-S Holder, Initial Note A1-C1 Holder, Initial Note A1-C2 Holder, Initial Note B-1 Holder, Initial Note C-1 Holder, Initial Note D-1 Holder and Initial Agent:

JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: Kunal K. Singh
Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: Agostina Bessone
Email: cmbs.loans.mo@jpmorgan.com

B-1

2.	Initial Note A2-S Holder, Initial Note A2-C1 Holder, Initial Note A2-C2 Holder, Initial Note B-2 Holder, Initial Note C-2 Holder and Initial Note D-2 Holder:

Citi Real Estate Funding Inc.

Notice Address:
Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

with an electronic copy emailed to: richard.simpson@citi.com with copies to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

with an electronic copy emailed to: raul.d.orozco@citi.com

and

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

with an electronic copy emailed to: ryan.m.oconnor@citi.com

B-2

3.	Initial Note A3-S Holder, Initial Note A3-C1 Holder, Initial Note A3-C2 Holder, Initial Note B-3 Holder, Initial Note C-3 Holder and Initial Note D-3 Holder:

Deutsche Bank AG, New York Branch

Notice Address:

Deutsche Bank AG, New York Branch

1 Columbus Circle

New York, New York 10019

Attention: Lainie Kaye

with a copy via e-mail to cmbs.requests@db.com

4.	Initial Note A4-S Holder. Initial Note A4-C1 Holder, Initial Note A4-C2 Holder, Initial Note B-4 Holder, Initial Note C-4 Holder and Initial Note D-4 Holder:

Goldman Sachs Bank USA

Notice Address:
Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention: Scott Epperson

E-mail: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention: Structured Finance Legal (REFG)

E-mail: gs-refglegal@gs.com

5.	Initial Note A5-S Holder, Initial Note A5-C1 Holder, Initial Note A5-C2 Holder, Initial Note B-5 Holder, Initial Note C-5 Holder and Initial Note D-5 Holder:

Societe Generale Financial Corporation

Notice Address:

Societe Generale Financial Corporation

245 Park Avenue

New York, New York 10167

Attention: Jim Barnard

with a copy to:

B-3

Societe Generale Financial Corporation

245 Park Avenue

New York, New York 10167

Attention: General Counsel

6.       Lead Securitization Note Holder (after securitization of Lead Securitization Notes):

Depositor:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: Kunal K. Singh
E-mail: US_CMBS_Notice @jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
4 New York Plaza
21st Floor
New York, NY 10004-2413
Attention: SPG Legal
E-mail: US_CMBS_Notice @jpmorgan.com

Master Servicer:

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael A. Tilden

Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli

900 W. 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

Email: kkohring@polsinelli.com

Special Servicer:

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Mike Jenkins

Email: keybank_notices@keybank.com

B-4

with a copy to:

Polsinelli

900 W. 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

Email: kkohring@polsinelli.com

Trustee:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BX 2025-LIFE

with a copy to: trustadministrationgroup@computershare.com and CCTCMBSBondAdmin@computershare.com

Certificate Administrator:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: CMBS Corporate Trust Services— BX Trust 2025-LIFE

Email: trustadministrationgroup@computershare.com and
CCTCMBSBondAdmin@computershare.com

B-5

EXHIBIT C

1. Apollo Global Real Estate

2. Archon Capital, L.P.

3. AREA Property Partners

4. BlackRock, Inc.

5. The Blackstone Group International Ltd.

6. Capital Trust, Inc.

7. Clarion Partners

8. Colony Capital, Inc.

9. DLJ Real Estate Capital Partners

10. Eightfold Real Estate Capital, L.P.

11. Fortress Investment Group LLC

12. Garrison Investment Group

13. Goldman, Sachs & Co.

14. iStar Financial Inc.

15. J.E. Roberts Companies

16. Lend-Lease Real Estate Investments

17. LoanCore Capital

18. Lonestar Funds

19. Praedium Group

20. Raith Capital Partners, LLC

21. Rialto Capital Management, LLC

22. Rialto Capital Advisors, LLC

23. Rockpoint Group

24. Starwood Capital/Starwood Financial Trust

25. Torchlight Investors

26. Walton Street Capital, LLC

27. Westbrook Partners

28. WestRiver Capital

29. Whitehall Street Real Estate Fund, L.P.

C-1